UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ATE OF 1934

COMMISSION FILE NO.: 333-131084

Date of Report: August 31, 2009

CHINA DAQING M&H PETROLEUM, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	20-2388650
(State of organization)	(I.R.S. Employer Identification No.)

Jianqiao Road third Floor, Song Yuan City, Economic and Technology
Development District Jilin Province, China, Zip code: 138000
(Address of principal executive offices)(Zip Code)

(212) 232-0120
(Registrant's telephone number)

Fleurs De Vie, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Certificate of Incorporation/Change in Fiscal Year

On September 10, 2009 the Registrant’s Board of Directors approved a change in the Registrant’s fiscal year. The new fiscal year will end on September 30.

As previously reported on a Current Report on Form 8-K dated August 11, 2009, Fleurs De Vie, Inc. (the “Company” or “FDVI”) acquired 100% of the outstanding capital stock (the “Exchange”) of American D&C Investment, Inc., a Delaware corporation (“ADCI”). ADCI is a holding company that owns 100% of the equity of DaQing YueYu Oilfield Underground Technology Service Co., Ltd (“DaQing Yueyu”), a corporation organized under the laws of People’s Republic of China. DaQing Yueyu is engaged in the sale of steel and steel related products (“Steel”) and through its 95% owned subsidiary Jilin Yifeng Energy Sources Co., Ltd. (“Jilin Yifeng”) is engaged in the business of extraction and sale of crude oil (“Extraction”) and subleasing of oil fields (the “Sublease”), in Jilin Province. All of Jilin Yifeng’s business is currently in China.  ADCI became a wholly-owned subsidiary of the Company.

As a result of the ownership interests of the former shareholders of DaQing Yueyu, for financial statement reporting purposes, the merger between the Company and DaQing Yueyu has been treated as a reverse acquisition with DaQing Yueyu deemed the accounting acquirer and the Company deemed the accounting acquiree under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (“SFAS No. 141”).  For that reason, the Registrant has changed its fiscal year to conform to the fiscal year of DaQing Yueyu.

The Registrant will not file a report for a transition period as a result of the change in the Registrant’s fiscal year, since there has been no change in the periods of the Registrant’s financial statements.

On August 31, 2009, The Registrant filed with the Nevada Secretary of State a Certificate of Amendment to its Articles of Incorporation.  The amendment changed the name of the corporation to “China Daqing M&H Petroleum, Inc.”

Item 9.01 Financial Statements and Exhibits

Exhibits

3.01  Certificate of Amendment to Articles of Incorporation, dated August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2009                                                                             CHINA DAQING M&H PETROLEUM, INC.

By: /s/ Linan Gong
                                                                                                                     Linan Gong, Chief Executive Officer